SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BIOJECT MEDICAL TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following letter from the registrant to Dr. Martha Carter at Institutional Shareholder Services, dated June 16, 2003, may be disclosed to certain shareholders of the registrant in connection with its 2003 annual meeting.

June 16, 2003

Dr. Martha Carter
Institutional Shareholder Services

Dear Dr. Carter:

This letter is to confirm that:

        1.     Without the prior approval of the company's shareholders, options issued under any of the corporation's existing stock option plans will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted award, and that,

        2.     The plan will be amended at our next Board of Directors meeting to reflect these clarifications and a copy of the amended plan will be sent to ISS.

Sincerely,

/s/ Jim O'Shea

Jim O'Shea
CEO or Chairman of the Compensation Committee